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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:

George Morgenstern, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026 E-mail: IR@DSSIINC.COM

                     DATA SYSTEMS & SOFTWARE INC. ANNOUNCES
         RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2002

MAHWAH,  NEW  JERSEY - APRIL 1, 2003 -- DATA  SYSTEMS & SOFTWARE  INC.  (NASDAQ:
DSSI) today announced results for the fourth quarter and year ended December 31, 2002. The Company reported net income of $0.2 million for the fourth quarter of 2002, which partially offset the net loss from the first three quarters of 2002 and resulted in a net loss for the year ended December 31, 2002 of $8.1 million, a decrease of $1.7 million, or 17%, from the net loss of $9.8 million reported for the year ended December 31, 2001. The net income for the quarter and reduced loss for the year were primarily due to improved results in the energy intelligence segment.

         Sales for the year 2002 were $55.9 million, increasing by $10.0 million, or 22%, from $45.9 million in 2001, due to sales increases in all segments.

         Energy intelligence solution sales increased by $5.2 million, or 38%, from $13.8 million in 2001, to $19.0 million in 2002. The increase in this segment's sales was primarily attributable to fulfillment of a large contract to sell MaingateTM C & I and PowerCAMPTM systems to a major U.S, utility and to a generally higher level of business activity in 2002 compared to 2001. Sales in the computer hardware segment continued to improve, increasing by $2.8 million, or 14%, from $19.8 million in 2001, to $22.6 million in 2002. Although sales in this segment improved through the year, the increase was primarily attributable to the $9.2 million segment sales in the fourth quarter of 2002.

         Software consulting and development sales increased by $1.9 million, or 16%, from $12.3 million in 2001, to $14.2 million in 2002. This improvement in sales was entirely attributable to the expanded revenue base achieved as a result of the Endan acquisition by dsIT in December 2001, which more than offset the general weakness in the global hi-tech markets and in the market in Israel for software consulting and development services.

         Gross profit in 2002 was $13.0 million increasing by $4.6 million, or 55%, from $8.4 million in 2001. Gross profit margins improved from 19% in 2001 to 23% in 2002. The increase in gross profit was attributable to improvements in all segments, particularly in the energy intelligence solutions segment.

         Gross profit in the energy intelligence solution segment increased by $3.4 million, or 130%, from $2.7 million, or 19% of sales, in 2001 to $6.1 million, or 32% of sales, in 2002. The increase in gross profit margin was primarily attributable to improved sales mix, with increases in sales of higher margin products and services, as well as a credit of $0.7 million related to a settlement with a former contract manufacturer which reduced cost of goods for the period.

         In the computer hardware segment, gross profit increased by $0.6 million, or 17%, primarily due to the increase in sales.

                                      -4-

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         Gross profit in the software  consulting and  development  segment also increased by $0.6 million, or 27%, from $2.1 million, or 17% of sales, in 2001, to $2.7 million, or 19% of sales, in 2002. The increase in gross profit was primarily attributable to the increase in sales, as well as the improved gross profit margin, resulting from the segment's more efficient cost structure in 2002.

         Net loss for 2002 included a goodwill impairment charge in 2002 of $2.8 million all of which related to the writeoff of a portion of our software consulting and development segment goodwill, in addition to the $0.2 million write-off of software acquired by that segment in connection with the acquisition of Endan.

         We had net interest expense in 2002 of $1.0 million as compared to net interest income of $0.6 million in 2001, reflecting lower interest income in 2002 due to use of investments to fund operating activities and increased interest expense incurred in financing transactions. Of the $1.2 million of interest expense during the year ended December 31, 2002, $0.7 million was from the amortization of interest costs associated with the conversion feature of convertible debt and warrants issued in financing transactions.

         George Morgenstern, Chairman and Chief Executive Officer of DSSI commented: "We were successful in the fourth quarter in improving operating income in each of our segments. The fourth quarter of 2002 was profitable and brought us to our highest level of operating income since the second quarter of 1998. During the year we also improved the cost structure in our software consulting and development segment and grew our computer hardware business. However our greatest achievement in 2002 has been the progress made by our energy intelligence segment, where Comverge's management team has achieved steadily improving results and market presence through the year. Comverge is currently on the verge of obtaining independent financing from a group of world-class outside investors. Negotiation of the terms of Comverge's venture financing is almost complete and we expect the definitive documents to be signed and the investment funded in the very near future. We believe that this transaction, which will give Comverge the capital and enhanced industry relationships it needs to grow its business, will herald a new era for both Comverge and DSSI."

     This press release includes forward-looking statements, which are subject to risks and uncertainties, including risks associated with (i) the completion of definitive documentation and closing of the Comverge venture capital transaction, (ii) conditions in the market for energy intelligence solutions, including the pace and consequences of deregulation and competition, (iii) conditions in the computer hardware markets, (iv) the downturn in the hi-tech markets, (v) the need to raise additional capital to finance the activities of the Company's energy intelligence solutions subsidiary, which funding may not be available on a timely basis or on reasonable terms and (vi) the Company's business generally. Actual results may vary from those projected or implied by such forward-looking statements. There is no assurance that the Comverge transaction referred to in this release will be consummated in the near future or at all. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in under the caption "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

     Data Systems & Software Inc. is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge Technologies subsidiary, the Company provides energy intelligence solutions to utilities.

                                  Tables Follow

                                      -5-
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                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                          As Of December 31,
                                                                                        ---------------------
                                                                                        2001*            2002
                                                                                        -----            ----
                                                                                                      (unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents........................................................      $4,025         $1,150
   Debt securities..................................................................       1,828              -
   Restricted cash..................................................................         317            241
   Accounts receivable, net.........................................................      10,197         12,267
   Inventory........................................................................         658          2,217
   Other current assets.............................................................       1,858          1,401
                                                                                         -------         ------

      Total current assets..........................................................      18,883         17,276
                                                                                         -------         ------

Investments.........................................................................          90              -
Property and equipment, net ........................................................       2,296          1,972
Goodwill............................................................................       7,737          4,929
Other intangible assets, net........................................................         909            404
Long-term deposits..................................................................      6,000           5,700
Other assets........................................................................         676            669
Prepaid employee termination benefits...............................................       2,653          2,355
                                                                                         -------        -------

      Total assets..................................................................     $39,244        $33,305
                                                                                         =======        =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term debt and current maturities of long-term debt, net....................      $2,499         $3,755
   Trade accounts payable...........................................................       4,010          5,185
   Accrued payroll, payroll taxes and social benefits...............................       2,193          2,098
   Other current liabilities........................................................       3,372          3,411
                                                                                           -----          -----
      Total current liabilities.....................................................      12,074         14,449
                                                                                         -------         ------
Long-term liabilities:
   Long-term debt ..................................................................       6,182          6,278
   Other liabilities................................................................         285            477
   Liability for employee termination benefits......................................       3,811          3,364
                                                                                          ------         ------

      Total long-term liabilities...................................................      10,278         10,119
                                                                                          ------         ------
Minority interests..................................................................       2,530          1,609
                                                                                          ------         ------

Shareholders' equity:
   Common stock $.01 par value per share; Authorized 20,000 shares;
       Issued and outstanding 8,161 shares..........................................          82             82
   Additional paid-in capital.......................................................      36,981         37,687
   Warrants.........................................................................         114            364
   Deferred compensation............................................................        (14)            (7)
   Accumulated deficit..............................................................    (18,643)       (26,787)
   Treasury stock, at cost - 809 and 846 shares
    at December 31, 2001 and 2002, respectively.....................................     (3,860)        (3,913)
   Shareholder's note...............................................................       (298)          (298)
                                                                                        --------       --------
      Total shareholders' equity....................................................      14,362          7,128
                                                                                         -------       --------
      Total liabilities and shareholders' equity....................................     $39,244        $33,305
                                                                                         =======        =======

*Certain amounts have been reclassified from the 2001 Form 10-K.

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


                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                                        Year Ended December 31,
                                                                                         ---------------------
                                                                                          2001*         2002
                                                                                         ------         ------
                                                                                                     (unaudited)
Sales:

   Products.........................................................................     $32,717        $39,831
   Services.........................................................................      13,207         16,055
                                                                                          ------         ------

   .................................................................................      45,924         55,886
                                                                                          ------         ------
Cost of sales:
   Products.........................................................................      27,122         30,994
   Services.........................................................................      10,436         11,912
                                                                                          ------         ------
                                                                                          37,558         42,906

      Gross profit..................................................................       8,366         12,980

Research and development expenses...................................................       2,284          1,526
Selling, general and administrative expenses........................................      16,671         16,754
Impairment of goodwill and investment...............................................         227          2,850
Gain on sale of subsidiary..........................................................         397             --
                                                                                      ----------       --------

      Operating loss................................................................    (10,419)         (8,150)

Interest income.....................................................................       1,104            253
Interest expense....................................................................       (459)         (1,212)
Other income (loss), net ...........................................................        (32)            113
Minority interests..................................................................           -            880
                                                                                      ----------       --------

      Loss before provision for income taxes........................................     (9,806)         (8,116)

Provision (benefit) for income taxes................................................        (11)             28
                                                                                      ----------       --------

      Net income (loss).............................................................  $  (9,795)       $ (8,144)
                                                                                      ==========       =========



Basic and diluted net loss per share:...............................................  $   (1.41)       $ (1.11)
                                                                                      ==========       ========

Weighted average number of shares outstanding -
     basic and diluted..............................................................       6,970          7,349
                                                                                      ==========       ========

*Certain amounts have been reclassified from the 2001 Form 10-K.

Effective  July  1,  2002,  the Company adopted Statement of Financial Standards
(SFAS) No. 141, "Business Combinations" and effective January 1, 2002 adopted SFAS No. 142, "Goodwill and Other Intangibles". As a result, the Company ceased amortization of all goodwill beginning January 1, 2002. Had SFAS No. 142 been adopted by the Company effective January 1, 2001, net loss and net income loss per share, basic and diluted, would have been as follows (in thousands, except per share data):



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

                                                                              Year ended
                                                                             December 31,
                                                                                 2001
                                                                             --------------

            Net loss, as reported............................................      $(9,795)
            Plus: Goodwill amortization, net of income taxes.................          502
                                                                             --------------
            Adjusted net loss................................................      $(9,293)
                                                                             ==============

            Net loss per share:
               Basic and diluted - as reported...............................       $(1.41)
                                                                             ==============
               Basic and diluted - as adjusted...............................      .$(1.33)
                                                                             ==============


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